Exhibit 4.1

Ayala Pharmaceuticals, Inc.

Amendment No. 2

to

Amended and Restated Investors’ Rights Agreement

This Amendment No. 2 to Amended and Restated Investors’ Rights Agreement (this “Amendment”), is made and entered into as of June 4, 2021, by and among Ayala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investors signatory hereto.

WHEREAS, the Company, the Investors signatory hereto and other Investors entered into that certain Amended and Restated Investors’ Rights Agreement, dated as of December 19, 2018, as amended by Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of May 3, 2020 (as amended, the “Agreement”);

WHEREAS, pursuant to Section 6.6 of the Agreement, the Agreement may be amended by written agreement of the Company and the Required Holders;

WHEREAS, the Investors signatory hereto constitute the Required Holders; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2. Amendments.

(a) Section 1.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.10 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; (v) a registration relating to the resale of securities acquired from the Company in the private placement consummated on February 23, 2021, or securities issued upon the conversion, exchange or exercise of securities acquired from the Company in such private placement; or (vi) one (1) registration statement on Form S-3 filed with the SEC on or before June 30, 2021 registering the sale by the Company from time to time of securities of the Company, including without limitation, any amendments and supplements thereto and combined registration statements therewith, and any offering of securities thereunder.”

(b) Section 1.25 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.25 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held of record by the Investors on May 3, 2020 or acquired by the Investors from the Company after May 3, 2020; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities, and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1, 2.10, 3.1, 3.2, 4.1 and 6.6; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1 and any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

(c) Section 2.10 of the Agreement is hereby terminated in its entirety, effective as of February 19, 2021, and shall have no further force or effect.

3. No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all of the terms and conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and, except as set forth in Section 2 of this Amendment, shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

4. Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” and words or expressions of similar import shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be binding on all parties to the Agreement, regardless of whether such party has consented to this Amendment.

5. Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6. Captions. All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.

7. Severability. If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

8. Counterparts; Execution. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one instrument. Delivery or acceptance of this Amendment or any portion thereof by facsimile transmission or digitally, or in any electronic fashion or other transmission method (including without limitation, pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall have the same effect as if delivered personally and any such transmission signature, initial or notation, shall have the same effect as if it were an original and shall be binding upon the maker thereof.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 2 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:
AYALA PHARMACEUTICALS, INC.

By:	/s/ Roni Mamluk
Name:	Roni Mamluk
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 2 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:
Israel Biotech Fund I, L.P
By its general partner:
Israel Biotech Fund GP Partners, L.P.
By its general partner:
I.B.F. Management, Ltd.

By:	/s/ Yuval Cabilly
Name:	Yuval Cabilly
Title:	Director & CEO

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 2 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:
aMoon Growth Fund Limited Partnership

By:	/s/ Dr. Yair Schindel
Name:	Yair Schindel, M.D.
Title:	Managing Partner

By:	/s/ Todd Sone
Name:	Todd Sone
Title:	GP

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

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